Exhibit 99.1: Peoples Financial Corporation Press Release Dated January 20, 2011
FOR IMMEDIATE RELEASE
For more information, contact:
Investor Relations
228-435-8208
investorrelations@thepeoples.com
PEOPLES FINANCIAL CORPORATION DECLARES
SEMIANNUAL DIVIDEND OF $.09 PER SHARE
Biloxi, MS (January 20, 2011)—The board of directors of Peoples Financial Corporation (NASDAQ Capital Market: PFBX), parent of The Peoples Bank, declared a regular semiannual cash dividend of $.09 per common share, payable February 9, 2011, to stockholders of record February 2, 2011.
Founded in 1896, with $819 million in assets as of September 30, 2010, The Peoples Bank operates 16 branches along the Mississippi Gulf Coast in Hancock, Harrison, Jackson and Stone counties. In addition to a comprehensive range of retail and commercial banking services, the bank also operates a trust and investment services department that has provided customers with financial, estate and retirement planning services since 1936.
The Peoples Bank is a wholly-owned subsidiary of Peoples Financial Corporation, listed on the NASDAQ Capital Market under the symbol PFBX. Additional information is available on the Internet at www.thepeoples.com.
This news release contains forward-looking statements and reflects industry conditions, company performance and financial results. These forward-looking statements are subject to a number of risk factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectation expressed in such forward-looking statements.